Exhibit 99.1

CROSS COUNTRY TO PRESENT AT BANC OF AMERICA SECURITIES HUMAN CAPITAL MANAGEMENT SERVICES CONFERENCE

BOCA RATON, Fla. – May 7, 2003/PRNewswire-FirstCall/ – Cross Country, Inc. (Nasdaq: CCRN) announced today that it is scheduled to make a presentation on Monday, May 12, 2003, at 1:15 p.m. Eastern Time at the Banc of America Securities Human Capital Management Services Conference being held at the Le Parker Meridien Hotel in New York City.

Cross Country’s presentation will be webcast and accessible to the public online via the Company’s web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=ccrn&script=2100%20.  Through this link, visitors will be able to access the Company's presentation made by Joseph Boshart, President and Chief Executive Officer of Cross Country, Inc.  Replays will be available for two weeks after the presentation at the same website address.

Cross Country, Inc. is a leading provider of healthcare staffing services in the United States.  The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states.  Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com.  Shareholders and prospective investors can also register at the corporate Web site to automatically receive the Company’s press releases by e-mail.

The Company’s presentation contains forward-looking statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, and other factors set forth under the caption “Risk Factors” in the Company’s 10-K for the year ended December 31, 2002.

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For further information, please contact:

Howard A. Goldman

Director/Investor Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com